Exhibit 99.1

FOR IMMEDIATE RELEASE

Sabine Oil & Gas Voluntarily Files Chapter 11 Petitions to Facilitate Balance Sheet Restructuring

Company Operating As Usual During Restructuring Process

HOUSTON — July 15, 2015 — Sabine Oil & Gas Corporation (OTCQB:SOGC) (the “Company” or “Sabine”) today announced that it has filed voluntary petitions for relief under Chapter 11 of the United States Bankruptcy Code in the U.S. Bankruptcy Court for the Southern District of New York to facilitate the restructuring of its balance sheet. Sabine continues to engage in constructive discussions with its lenders and debt holders regarding the terms of a consensual financial restructuring plan and is focused on achieving a resolution as expeditiously as possible.

David Sambrooks, President and Chief Executive Officer of Sabine, said, “The actions we are announcing today represent an important step forward in our efforts to strengthen the Company’s capital structure.  Following a comprehensive review of our alternatives, the Board of Directors and management team determined that this process would produce the best outcome for Sabine and its stakeholders.  Undertaking this process provides an orderly path forward to better align the Company’s balance sheet with changing market dynamics.”

Mr. Sambrooks continued, “We remain committed to maintaining operational excellence and executing within our current strategy — and importantly, we fully expect to continue operating in the ordinary course.  We want to thank our employees for their continued dedication during this time as well as our service providers and suppliers for their ongoing support.  We intend to emerge with increased financial flexibility and a sustainable capital structure that will enable us to devote capital to grow our business.”

The Company expects that its cash on hand, combined with funds generated from ongoing operations, will provide sufficient liquidity to support the business during the balance sheet restructuring process.

Like many other exploration and production companies, Sabine’s operations have been significantly impacted by the recent and dramatic decline in oil prices, the continued low prices of natural gas, and general uncertainty in the energy market.  These macro-economic factors, coupled with Sabine’s substantial debt obligations, resulted in the Company’s decision to explore strategic restructuring alternatives to reduce its debt and achieve a sustainable capital structure.  Sabine continues to evaluate and discuss alternatives with its stakeholders and believes that its in-court financial restructuring will position Sabine for profitability and long-term success.

Court filings and other information related to the restructuring proceedings are available at a website administered by the Company’s claims agent, Prime Clerk, at https://cases.primeclerk.com/sabine.

Lazard is serving as financial advisor to Sabine, and Kirkland & Ellis LLP is serving as legal counsel.

About Sabine Oil & Gas Corporation

Sabine Oil & Gas Corporation is an independent energy company engaged in the acquisition, production, exploration and development of onshore oil and natural gas properties in the United States. Sabine’s current operations are principally located in the Cotton Valley Sand and Haynesville Shale in East Texas, the Eagle Ford Shale in South Texas, the Granite Wash in the Texas Panhandle and the North Louisiana Haynesville.  For more information about Sabine, please visit www.sabineoil.com

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release may include “forward-looking statements” within the meaning of the U.S. Private Litigation Securities Reform Act of 1995.  All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. These statements include, but are not limited to forward-looking statements about acquisitions, divestitures and trades, potential strategic alliances, timing and payment of dividends, the availability of capital, and the expectations of plans, strategies, objectives and anticipated financial and operating results of the Company, including the Company’s drilling program, production, hedging activities, capital expenditure levels and other guidance that may be included in this press release. These statements are based on certain assumptions made by the Company based on management’s experience and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. These include risks relating to the Company’s financial performance and results, availability of sufficient cash flow to execute its business plan, prices and demand for oil, natural gas and natural gas liquids, the ability to replace reserves and efficiently develop current reserves, the ability to access the capital markets and finance operations, including capital expenditures, risk relating to our combination with Forest Oil Corporation, including our ability to integrate the operations of the two companies and litigation related to the combination, and other important factors that could cause actual results to differ materially from those projected as described in the Company’s reports filed with the Securities and Exchange Commission. See “Risk Factors” in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other public filings and press releases.

Any forward-looking statement speaks only as of the date on which such statement is made and the Company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise.

CONTACT

Michael Magilton

Sabine Oil & Gas Corporation

(832) 242-9600

investorrelations@sabineoil.com

Michael Freitag / Leigh Parrish

Joele Frank, Wilkinson Brimmer Katcher

(212) 355-4449